Exhibit 99.5
NOTICE OF GUARANTEED DELIVERY
FOR
SUBSCRIPTION RIGHTS CERTIFICATES ISSUED
BY WGNB CORP.

This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated [_____], 2008 (the “Prospectus”) of WGNB Corp. (the “Company”) if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the “Subscription Rights Certificate(s)”), to the subscription agent listed below (the “Subscription Agent”) at or prior to 5:00 p.m., Eastern Daylight time, on August 11, 2008 unless extended (the “Expiration Time”). Such form must be delivered by hand or sent by telegram, facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent at or prior to the Expiration Time. See “The Rights Offering—Method of Subscription—Exercise of Subscription Rights” in the Prospectus. Payment of the Subscription Price of $10.00 per share for each share of the Company’s Series A Convertible Preferred Stock, initial stated value $10.00 per share (the “Series A Preferred”), subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in “The Rights Offering—Method of Subscription—Exercise of Subscription Rights—Method of Payment” in the Prospectus at or prior to 5:00 p.m., Eastern Daylight time on August 11, 2008, unless extended even if the Subscription Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See “The Rights Offering—Method of Subscription—Exercise of Subscription Rights” in the Prospectus.

The Subscription Agent is:

REGISTRAR AND TRANSFER COMPANY

If by Mail, Hand Delivery or Overnight Courier: Registrar and Transfer Company 10 Commerce Drive Cranford, New Jersey 07016-3572 Attn: Reorg/Exchange Dept.]

DELIVERY OR TRANSMISSION OF THIS INSTRUMENT OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Questions may be answered by, and additional copies of relevant documents may be obtained by, contacting the Subscription Agent.

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of Subscription Rights Certificate(s) representing [____] Rights and that such Subscription Rights Certificate(s) cannot be delivered to the Subscription Agent at or prior to 5:00 p.m., Eastern Daylight time, on August 11, 2008. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Right to subscribe for [___] share(s) of Series A Preferred with respect to each 2.423 Rights represented by such Subscription Rights Certificate(s) and (ii) the Over-Subscription Right relating to such Rights, to the extent that shares of Series A Preferred that are not otherwise purchased pursuant to the exercise of the Basic Subscription Rights (the “Excess Shares”) are available therefor, for an aggregate of up to [____] Excess Shares, subject to availability and pro ration.

The undersigned understands that payment of the Subscription Price of $10.00 per share for each share of Series A Preferred subscribed for pursuant to the Basic Subscription Right and the Over-Subscription Right must be received by the Subscription Agent at or prior to the Expiration Time and represents that such payment, in the aggregate amount of $[_____], either (check appropriate box):

☐	is being delivered to the Subscription Agent herewith;

or

☐	has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

☐	Wire transfer of funds

Name of transferor institution:

Date of transfer:

Confirmation number (if available):

☐
Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment clears by such date.)

☐	Certified check

☐	Bank draft (cashier’s check)

☐	Money order

Name of maker:

Date of check, draft or money order:

Check, draft or money order number:

Bank or other institution on which check is drawn or issuer of money order:

Signature(s)

Name(s)

(PLEASE TYPE OR PRINT)

ADDRESS

Area Code and Telephone Number(s)

Subscription Rights Certificates Number(s) (if available)

GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SUBSCRIPTION RIGHTS CERTIFICATE SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers Corporation, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

Name of Firm:	Address:

Area Code and Telephone Number:	Authorized Signature:

Date: _________________

The institution that complete this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificate(s) to the Subscription Agent within the time period shown in the Prospectus of WGNB Corp., dated [__], 2008. Failure to do so could result in a financial loss to such institution.